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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2002 relating to the consolidated financial statements, which appears in the 2002 Annual Report to Stockholders of Applera Corporation, which is incorporated by reference in Applera Corporation's Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the incorporation by reference of our report dated July 25, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, Connecticut
November 27, 2002